UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  November 4, 2008

TUCOWS INC.

(Exact Name of Registrant Specified in Charter)

Pennsylvania	0-28284	23-2707366
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

96 Mowat Avenue, Toronto, Ontario, Canada		M6K 3M1
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (416) 535-0123

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry Into a Material Definitive Agreement.

On November 4, 2008, Tucows (Delaware) Inc. (“Tucows DE”), a wholly owned subsidiary of Tucows Inc., entered into a Stock Redemption Agreement (the “Redemption Agreement”) with Afilias Limited, an Irish company limited by shares (“Afilias”), whereby Tucows DE agreed to sell to Afilias, and Afilias agreed to redeem and purchase from Tucows DE, a total of 353,722 Class A ordinary shares (the “Shares”) of Afilias for an aggregate amount of $7,502,444, or $21.21 per share (the “Gross Purchase Price”), subject to certain conditions set forth below.  The Gross Purchase Price will be reduced by an amount equal to $37,512, which represents one-half of the total stamp duty required to be paid in connection with a share transfer under Irish law.

The closing of the transactions contemplated by the Redemption Agreement are expected to occur as follows:

1.                        The first closing will be completed within thirty days following the date of the Redemption Agreement (the “First Closing”).  Afilias has agreed to purchase a total of 153,722 shares of Class A ordinary shares of Afilias owned by Tucows DE at the First Closing for an aggregate purchase price of $3,244,141.40.

2.                        On or before June 30, 2009 (the “Second Closing Date”), Afilias shall redeem and purchase an additional 100,000 shares of Class A ordinary shares of Afilias owned by Tucows DE, for an aggregate purchase price of $2,110,395 (the “Second Closing”).  The Second Closing is contingent upon Afilias having distributable reserves sufficient to complete the acquisition of the additional 100,000 shares of Class A ordinary shares as of the Second Closing Date.

3.                        On or before December 31, 2009 (“Third Closing Date”), Afilias shall redeem and purchase an additional 100,000 shares of Class A ordinary shares of Afilias owned by Tucows DE for an aggregate purchase price of $2,110,395 (the “Third Closing”).  The Third Closing is contingent upon Afilias having distributable reserves sufficient to complete the acquisition of the additional 100,000 shares of Class A ordinary shares as of the Third Closing Date.

Tucows DE and Afilias have each made customary representations, warranties and covenants in the Redemption Agreement.

A copy of the Redemption Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the Redemption Agreement is qualified in its entirety by reference to the full text of the Redemption Agreement.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1 Stock Redemption Agreement, dated November 4, 2008, between Tucows (Delaware) Inc. and Afilias Limited

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TUCOWS INC.

	By:	/s/ Elliot Noss
Elliot Noss
President and Chief Executive Officer

Dated: November 6, 2008

EXHIBIT INDEX

Exhibit Number	Description

10.1	Stock Redemption Agreement, dated November 4, 2008, between Tucows (Delaware) Inc. and Afilias Limited